Exhibit 99.1

Ten global investment banks and market making firms join BGC in the creation of FMX to launch premier U.S. Treasury and U.S. Interest Rate Futures trading marketplace

FMX closes transaction with strategic investors at a $667 million post-money equity valuation

NEW YORK – April 25, 2024 – BGC Group, Inc. (Nasdaq: BGC) today announced that Bank of America, Barclays, Citadel Securities, Citi, Goldman Sachs, J.P. Morgan, Jump Trading Group, Morgan Stanley, Tower Research Capital, and Wells Fargo have become minority equity owners of FMX, with a post-money equity valuation of $667 million. FMX combines BGC’s U.S. cash treasuries platform with its spot foreign exchange platform and U.S. interest rate futures exchange, and will leverage BGC’s proven low latency trading infrastructure and global distribution to further support liquidity in the interest rate futures market.

“We have brought together ten of the most important global investment banks and market making firms to create a premier trading venue for the interest rate markets,” said Howard W. Lutnick, Chairman and CEO of BGC Group and Chairman of FMX. “We offered ownership to this incredible investment group knowing the enormous value they bring to FMX, which will benefit all market participants.”

FMX Futures, which received CFTC approval in January, is expected to launch in September 2024. FMX’s cash U.S. Treasury platform, FMX UST (formerly known as Fenics UST), has grown its Central Limit Order Book market share each sequential quarter. FMX UST ended the first quarter 2024 at 28%, up from 26% in the fourth quarter of 2023.1

“With support from these leading financial firms, we believe FMX will become a rapidly growing futures platform and create important efficiencies for our shared clients,” said Lou Scotto, CEO of FMX. “With our clearing partner, LCH, the largest clearer of interest rate swaps in the world, clients will receive significant portfolio-margining capabilities, creating competitive advantages across U.S. interest rate markets.” 2

“LCH is excited to partner with FMX to deliver product innovation and margin savings, which will enhance the competitiveness of U.S. derivatives markets for its members,” said Isabelle Girolami, CEO of LCH Ltd.

“FMX’s unique protocols provide a fresh competitive edge across rates, FX, and futures markets,” said Geoff Weber, Head of G10 Rates Flow Trading at Citi. “The impressive growth in market share that FMX has experienced recently enhances market liquidity and positions FMX as a potential catalyst for increased competition, particularly within the futures market. This innovation not only promises to elevate market dynamics but also aims to lower costs for all market participants, signaling a forward-looking shift.”

[1]	Central Limit Order Book (CLOB) is a mechanism financial exchanges use to facilitate trading between buyers and sellers in financial markets. Source: Coalition Greenwich.
[2]	Source: Clarus.

“FMX is going to drive innovation and competition across the rates, FX and futures markets,” said Kristen Macleod, Head of Americas Macro Distribution and Co-Head of Global FX Distribution at Barclays. “As a key investor, Barclays looks forward to delivering the benefits of our investment to our clients through improved execution and competitive fees.”

Please find additional details about the FMX transaction at www.ir.bgcg.com. BGC will also provide additional information about the FMX transaction on its first quarter 2024 earnings call, scheduled for 10:00 a.m. ET on Tuesday, April 30, 2024.

About BGC Group, Inc.

BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.

BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.

For more information about BGC, please visit www.bgcg.com.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

MEDIA CONTACTS:

BGC Group

Erica Chase

erica.chase@cantor.com

+1 212-610-2419

Barclays

Sofia Rehman

sofia.rehman@barclays.com

Citi

Rekha Jogia-Soni

Rekha.JogiaSoni@citi.com

INVESTOR CONTACT:

Jason Chryssicas

+1 212-610-2426